CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post Effective Amendment No. 2 to Form S-1 of our reports dated July 17, 2008 and September 14, 2009, relating to the financial statements of BigSky Productions, Inc. for the periods ended June 30, 2008 and June 30, 2009, which appears in such Registration Statement amendment.

/s/ The Blackwing Group LLC
Independence, Missouri
October 5, 2009